United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: July 13, 2012

GeneLink, Inc.

(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Wekiva Springs Road, #200, Longwood, FL 32779

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 558-4363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Departure of Executive Officer

On July 13, 2012, GeneLink, Inc. (the “Company”) terminated the employment of John A. Webb as Chief Financial Officer of the Company.

(c) Appointment of Interim Chief Financial Officer

Effective July 13, 2012, Susan Hunt is appointed as and will serve as the Interim Chief Financial Officer of the Company.

Ms. Hunt, 51, has served as the Corporate Controller at GeneLink, Inc. since January 2012.   She has over 20 years of financial and management accounting experience, including audit experience with a major accounting firm.  Prior to joining GeneLink, Inc. she served as a financial consultant and CPA with Robert Half Management Resources, the Controller of Allentown Art Museum and the Publisher of The Morning Call, a daily newspaper.

Ms. Hunt has a Master’s degree in Accounting from Stetson University and a Master’s in Business Administration (magna cum laude) from Rollins College.  She has been licensed as a CPA in Florida since 1983.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc.
(Registrant)

By:	/s/ Bernard L. Kasten, Jr. M.D.
Bernard L. Kasten, Jr. M.D.
CEO

Dated: July 16, 2012